GMO TRUST

Amended and Restated Supplement dated December 14, 2009 to
GMO Trust Prospectus dated June 30, 2009

GMO Emerging Country Debt Fund

The sections captioned “Fees and expenses” and “Example” on page 53 of the Prospectus are replaced with the following:

Fees and expenses
     The tables below show, for each class of shares, the expected cost of investing in the Fund.

Shareholder fees (fees paid directly from your investment)	Class III	Class IV
Purchase premium (as a percentage of amount invested)	0.50%1	0.50%1
Redemption fee (as a percentage of amount redeemed)	0.50%1	0.50%1

Annual Fund operating expenses (expenses that are paid from Fund assets as a percentage of average daily net assets)	Class III	Class IV
Management fee	0.35%	0.35%
Shareholder service fee	0.15%	0.10%
Other expenses	0.33%2	0.33%2
Acquired fund fees and expenses (underlying fund expenses)	0.02%3	0.02%3
Total aggregate annual fund operating expenses (Fund and underlying fund expenses)	0.85%4	0.80%4

1  See “Purchase Premiums and Redemption Fees” for a discussion of the Fund’s purchase premium and redemption fee, including the circumstances under which the Manager may waive all or a portion of the purchase premium or redemption fee.

2  “Other expenses” reflect inclusion of interest expense incurred by the Fund as a result of entering into reverse repurchase agreements. For the fiscal year ended February 28, 2009, other expenses (before addition of interest expense) and interest expense were 0.09% and 0.24%, respectively.

3  The amounts indicated are based on the indirect net expenses associated with the Fund’s investment in other Funds of the Trust and certain other pooled investment vehicles (the “underlying funds”) for the fiscal year ended February 28, 2009, which have been restated to reflect current fees of certain of the underlying funds. Amounts do not include expenses associated with investments in the securities of unaffiliated issuers unless issuers hold themselves out to be investment companies. Indirect expenses include, to the extent applicable, purchase premiums and redemption fees (“transaction fees”) charged by certain underlying funds. Net fees and expenses of underlying funds (before addition of transaction fees and as restated) and indirect transaction fees were 0.01% and 0.01%, respectively. Actual indirect expenses will vary depending on the particular underlying funds in which the Fund’s portfolio is invested.

4  The Manager has contractually agreed to reimburse the Fund for expenses incurred by the Fund through at least June 30, 2010 for an amount equal to the fees and expenses incurred indirectly by the Fund through its investment in U.S. Treasury Fund (excluding U.S. Treasury Fund’s Excluded Fund Fees and Expenses described on page 101 of this Prospectus).

Example
This example helps you compare the cost of investing in the Fund (including direct expenses and indirect expenses of the underlying funds) with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated. The example also assumes that your investment has a 5% return each year, that the Fund’s operating expenses remain the same as those shown in the table, and that all dividends and distributions are reinvested. Your actual costs may be higher or lower.

	If you sell your shares				If you do not sell your shares
	1 Year*	3 Years	5 Years	10 Years	1 Year*	3 Years	5 Years	10 Years
Class III	$188	$376	$580	$1,168	$136	$320	$519	$1,094
Class IV	$183	$360	$553	$1,110	$131	$304	$492	$1,035

* After reimbursement

GMO Fixed Income Funds, GMO Global Balanced Asset Allocation Fund, GMO Strategic Opportunities Allocation Fund, and GMO Benchmark-Free Allocation Fund

Each of the GMO Fixed Income Funds (other than GMO Emerging Country Debt Fund and GMO U.S. Treasury Fund), GMO Global Balanced Asset Allocation Fund, GMO Strategic Opportunities Allocation Fund, and GMO Benchmark-Free Allocation Fund may invest a substantial portion of its assets in GMO Debt Opportunities Fund (“Debt Opportunities Fund”) and/or GMO High Quality Short-Duration Bond Fund (“High Quality Fund”), two new series of GMO Trust not offered in the Prospectus.  Emerging Country Debt Fund may invest a portion of its assets in Debt Opportunities Fund and/or High Quality Fund.  For each of the Fixed Income Funds, GMO has agreed to reimburse each Fund for expenses incurred indirectly by such Fund through its direct or indirect investment in Debt Opportunities Fund and/or High Quality Fund (excluding Debt Opportunities Fund’s and High Quality Fund’s Excluded Expenses), subject to each Fund’s reimbursement limitation (if applicable) described in the Prospectus.

The fifth paragraph captioned “Investments in Other Funds” of the section “Fixed Income Funds” beginning on page 43 of the Prospectus dated June 30, 2009 is amended and restated as follows:

Investments in Other Funds.  Many of the Fixed Income Funds invest in other GMO Funds. In particular, pursuant to an exemptive order granted by the SEC, several of the Fixed Income Funds have invested a substantial portion of their assets in Short-Duration Collateral Fund (“SDCF”) (a Fund that primarily invests in asset-backed securities).  Fixed Income Funds that seek exposure to sovereign debt of emerging countries generally do so by investing in Emerging Country Debt Fund (“ECDF”) rather than by holding sovereign debt directly.  ECDF is described on page 52 of this Prospectus.  In addition, many Fixed Income Funds invest in World Opportunity Overlay Fund (“Overlay Fund”) (a Fund that has substantial holdings of asset-backed securities).  Fixed Income Funds seeking total return in excess of that of the J.P. Morgan U.S. 3 Month Cash Index may invest in GMO High Quality Short-Duration Bond Fund (“High Quality Fund”), and Fixed Income Funds seeking a positive total return may invest in GMO Debt Opportunities Fund (“Debt Opportunities Fund”).  For information regarding Debt Opportunities Fund, High Quality Fund, SDCF, and Overlay Fund, see “Investment in Other GMO Funds” beginning on page 142 of this Prospectus.

The first paragraph of the section “Asset Allocation Funds (“Funds of Funds”)” beginning on page 69 of the Prospectus dated June 30, 2009 is amended and restated as follows:

The Asset Allocation Funds invest primarily in other GMO Funds (“underlying Funds”). As a result, the Asset Allocation Funds are exposed to the risks of the underlying Funds in which they invest. As described in this Prospectus, several of the underlying Funds (e.g., many of the Fixed Income Funds) themselves invest a substantial portion of their assets in other GMO Funds. In addition, some of the Asset Allocation Funds invest in or hold shares of GMO Alternative Asset Opportunity Fund (“AAOF”), GMO Debt Opportunities Fund (“Debt Opportunities Fund”), GMO Flexible Equities Fund (“FLEX”), GMO High Quality Short-Duration Bond Fund (“High Quality Fund”), GMO Short-Duration Collateral Fund (“SDCF”), GMO Special Situations Fund (“SSF”), and/or GMO World Opportunity Overlay Fund (“Overlay Fund”), which are series of GMO Trust not offered in this Prospectus. Furthermore, each of the Asset Allocation Funds that invests in Fixed Income Funds may hold investments in GMO Domestic Bond Fund and GMO Strategic Fixed Income Fund. For more information regarding AAOF, Debt Opportunities Fund, GMO Domestic Bond Fund, FLEX, High Quality Fund, SDCF, SSF, GMO Strategic Fixed Income Fund, and Overlay Fund see “Investment in Other GMO Funds” on page 142.

The section captioned “Investment in Other GMO Funds” beginning on page 142 of the Prospectus dated June 30, 2009 is amended to include the following information:

GMO Debt Opportunities Fund.  GMO Debt Opportunities Fund (“Debt Opportunities Fund”), a series of the Trust, is not offered in this Prospectus and its shares are principally available only to other GMO Funds and certain other accredited investors. Debt Opportunities Fund is managed by GMO.

Debt Opportunities Fund pays an investment management fee to the Manager at the annual rate of 0.25% of Debt Opportunities Fund’s average daily net assets for each class of shares. Debt Opportunities Fund offers Class III and Class VI shares. Class III shares pay shareholder service fees to the Manager at the annual rate of 0.15% of that class’s average daily net assets, and Class VI shares pay shareholder service fees at the annual rate of 0.055% of that class’s average daily net assets. The Manager has agreed to reimburse Debt Opportunities Fund for expenses incurred by Debt Opportunities Fund through at least June 30, 2010 to the extent Debt Opportunities Fund’s total annual operating expenses (other than Excluded Expenses) exceed 0.25% of Debt Opportunities Fund’s average daily net assets. In addition, the Manager has contractually agreed to reimburse Debt Opportunities Fund through at least June 30, 2010 to the extent the sum of (a) Debt Opportunities Fund’s total annual operating expenses (excluding Excluded Expenses) and (b) the amount of fees and expenses incurred indirectly by Debt Opportunities Fund through its investment in U.S. Treasury Fund (excluding U.S. Treasury Fund’s Excluded Expenses) exceeds 0.25% of Debt Opportunities Fund’s average daily net assets, subject to a maximum total reimbursement to Debt Opportunities Fund equal to 0.25% of Debt Opportunities Fund’s average daily net assets. For these purposes, “Excluded Expenses” are shareholder service fees, expenses indirectly incurred by investment in other Funds of the Trust, fees and expenses of the independent Trustees of the Trust, fees and expenses for legal services not approved by the Manager for the Trust, compensation and expenses of the Trust’s Chief Compliance Officer (excluding any employee benefits), brokerage commissions, securities lending fees and expenses, interest expense, transfer taxes, and other investment-related costs (including expenses associated with investments in any company that is an investment company (including an exchange-traded fund) or would be an investment company under the 1940 Act, but for the exceptions to the definition of investment company provided in Section 3(c)(1) and 3(c)(7) of the 1940 Act), hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes).

Debt Opportunities Fund’s investment objective is positive total return.  Debt Opportunities Fund seeks to achieve its investment objective by investing primarily in debt investments.  Debt Opportunities Fund is permitted to make investments in all types of U.S. and foreign debt investments, without regard to the credit rating of the obligor.  Debt Opportunities Fund may invest in debt investments issued by a wide range of private issuers and by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government).  Debt Opportunities Fund may invest in asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations.  In addition, Debt Opportunities Fund may invest in corporate debt securities, money market instruments, and commercial paper, and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements.  Debt Opportunities Fund also may use other exchange-traded and over-the-counter (“OTC”) derivatives.  Debt Opportunities Fund is not restricted in its exposure to any type of debt investment, and at times may be substantially exposed to a single type of debt investment (e.g., asset-backed securities).  Debt Opportunities Fund’s debt investments may include all types of interest rate, payment, and reset terms, including fixed rate, adjustable rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features.  Debt Opportunities Fund may invest in securities of any credit quality.  There is no limit on the amount of Debt Opportunities Fund’s total assets that may be invested in below investment grade securities, and Debt Opportunities Fund may invest in material positions of below investment grade securities.  Debt investments rated below investment grade are also known as high yield or “junk” bonds.  Under normal circumstances, Debt Opportunities Fund invests at least 80% of its assets in debt investments.  Debt Opportunities Fund is not a “diversified” investment company within the meaning of the 1940 Act.

Debt Opportunities Fund initially expects to invest substantially all of its assets in asset-backed securities, a substantial portion of which will be junk bonds.

Debt Opportunities Fund may invest in unaffiliated money market funds.  Additionally, Debt Opportunities Fund may (but is not required to) invest in GMO U.S. Treasury Fund (“U.S. Treasury Fund”), another series of GMO Trust. Please see page 60 of the Prospectus for a more detailed description of U.S. Treasury Fund’s investment objectives and strategies).

In selecting debt investments for Debt Opportunities Fund’s portfolio, the Manager emphasizes a “bottom-up” approach to examining and selecting investments and uses analytical techniques to identify inefficiencies in the pricing of investments and to identify those the Manager believes are undervalued.

Debt Opportunities Fund does not seek to maintain a specified interest rate duration for its portfolio.

Shareholders of the GMO Funds that invest in Debt Opportunities Fund are indirectly exposed to the risks associated with an investment in Debt Opportunities Fund. The principal risks of an investment in Debt Opportunities Fund include Market Risk— Fixed Income Securities, Liquidity Risk, Focused Investment Risk, Credit and Counterparty Risk, Derivatives Risk, Market Disruption and Geopolitical Risk, Large Shareholder Risk, Management Risk, and Fund of Funds Risk. Debt Opportunities Fund is a non-diversified company under the 1940 Act and therefore poor performance by a single issuer may have a greater impact on the Fund’s performance than if the Fund were “diversified.”

              GMO High Quality Short-Duration Bond Fund.  GMO High Quality Short-Duration Bond Fund (“High Quality Fund”), a series of the Trust, is not offered in this Prospectus and its shares are principally available only to other GMO Funds and certain other accredited investors. High Quality Fund is managed by GMO.

High Quality Fund pays an investment management fee to the Manager at the annual rate of 0.05% of High Quality Fund’s average daily net assets for each class of shares. High Quality Fund offers Class III and Class VI shares. Class III shares pay shareholder service fees to the Manager at the annual rate of 0.15% of that class’s average daily net assets, and Class VI shares pay shareholder service fees at the annual rate of 0.055% of that class’s average daily net assets. The Manager has agreed to reimburse High Quality Fund for expenses incurred by High Quality Fund through at least June 30, 2010 to the extent High Quality Fund’s total annual operating expenses (other than Excluded Expenses) exceed 0.05% of High Quality Fund’s average daily net assets. In addition, the Manager has contractually agreed to reimburse High Quality Fund through at least June 30, 2010 to the extent the sum of (a) High Quality Fund’s total annual operating expenses (excluding Excluded Expenses) and (b) the amount of fees and expenses incurred indirectly by High Quality Fund through its investment in U.S. Treasury Fund (excluding U.S. Treasury Fund’s Excluded Expenses) exceeds 0.05% of High Quality Fund’s average daily net assets, subject to a maximum total reimbursement to High Quality Fund equal to 0.05% of High Quality Fund’s average daily net assets. For these purposes, “Excluded Expenses” are shareholder service fees, expenses indirectly incurred by investment in other Funds of the Trust, fees and expenses of the independent Trustees of the Trust, fees and expenses for legal services not approved by the Manager for the Trust, compensation and expenses of the Trust’s Chief Compliance Officer (excluding any employee benefits), brokerage commissions, securities lending fees and expenses, interest expense, transfer taxes, and other investment-related costs (including expenses associated with investments in any company that is an investment company (including an exchange-traded fund) or would be an investment company under the 1940 Act, but for the exceptions to the definition of investment company provided in Section 3(c)(1) and 3(c)(7) of the 1940 Act), hedging transaction fees, extraordinary, non-recurring and certain other unusual expenses (including taxes).

High Quality Fund’s investment objective is total return in excess that of its benchmark, the J.P. Morgan U.S. 3 Month Cash Index.  High Quality Fund seeks a total return in excess of that of its benchmark to the extent consistent with the preservation of capital and liquidity.  To implement its investment strategies, High Quality Fund primarily invests in high quality U.S. and foreign fixed income securities.  High Quality Fund may invest in fixed income securities issued by a wide range of private issuers and, to a lesser extent, securities issued by federal, state, local, and foreign governments (including securities neither guaranteed nor insured by the U.S. government).  High Quality Fund may invest in asset-backed securities, including, but not limited to, securities backed by pools of residential and commercial mortgages, credit-card receivables, home equity loans, automobile loans, educational loans, corporate and sovereign bonds, and bank loans made to corporations.  In addition, High Quality Fund may invest in corporate debt securities, money market instruments, and commercial paper, and enter into credit default swaps, reverse repurchase agreements, and repurchase agreements.  High Quality Fund also may use other exchange-traded and over-the-counter (“OTC”) derivatives.  High Quality Fund’s fixed income securities may include all types of interest rate, payment, and reset terms, including adjustable rate, fixed rate, zero coupon, contingent, deferred, payment-in-kind, and auction rate features.  Under normal circumstances, High Quality Fund invests at least 80% of its assets in high quality bonds.  While High Quality Fund primarily invests in high quality bonds, High Quality Fund may invest in securities that are not high quality and may hold bonds and other fixed income securities whose ratings after they were acquired were reduced below high quality.  High Quality Fund is not a “diversified” investment company within the meaning of the 1940 Act.

High Quality Fund may invest in unaffiliated money market funds.  Additionally, High Quality Fund may (but is not required to) invest in GMO U.S. Treasury Fund (“U.S. Treasury Fund”), another series of GMO Trust. Please see page 60 of the Prospectus for a more detailed description of U.S. Treasury Fund’s investment objectives and strategies).

In selecting fixed income securities for High Quality Fund’s portfolio, the Manager focuses primarily on the securities’ credit quality.  The Manager uses fundamental investment techniques to identify the credit risk associated with investments in fixed income securities and bases its investment decisions on that assessment.

The Manager normally seeks to maintain an interest rate duration of 365 days or less for High Quality Fund’s portfolio.  High Quality Fund’s dollar-weighted average portfolio maturity may be substantially longer than its dollar-weighted average interest rate duration.  The Manager estimates High Quality Fund’s dollar-weighted average interest rate duration by aggregating the durations of High Quality Fund’s individual holdings and weighting each holding based on its market value.  The Manager may determine duration by traditional means or through empirical analysis, which may produce results that differ from those produced by traditional methods of calculating duration.

High Quality Fund’s benchmark is the J.P. Morgan U.S. 3 Month Cash Index, which is independently maintained and published by J.P. Morgan.  The Index measures the total return performance of three-month U.S. dollar Euro-deposits.

Shareholders of the GMO Funds that invest in High Quality Fund are indirectly exposed to the risks associated with an investment in High Quality Fund. The principal risks of an investment in High Quality Fund include Market Risk— Fixed Income Securities, Credit and Counterparty Risk, Liquidity Risk, Focused Investment Risk, Market Disruption and Geopolitical Risk, Large Shareholder Risk, Management Risk, Derivatives Risk, and Fund of Funds Risk. High Quality Fund is a non-diversified company under the 1940 Act and therefore poor performance by a single issuer may have a greater impact on the Fund’s performance than if the Fund were “diversified.”

GMO Global Balanced Asset Allocation Fund

The first paragraph of the section “Principal investment strategies” on page 80 of the Prospectus dated June 30, 2009 is amended and restated as follows:

The Fund is a fund of funds and invests primarily in shares or holds assets of other GMO Funds, which may include the International Equity Funds, the U.S. Equity Funds, the Fixed Income Funds, Alpha Only Fund, Alternative Asset Opportunity Fund, Debt Opportunities Fund, Flexible Equities Fund, High Quality Short-Duration Bond Fund, Short-Duration Collateral Fund, Special Situations Fund, and World Opportunity Overlay Fund (collectively, the “underlying Funds”). In addition, the Fund may hold securities (particularly asset-backed securities) directly or through one or more subsidiaries or other entities. The Fund may be exposed to foreign and U.S. equity securities (including emerging country equities, both growth and value style equities, and equities of any market capitalization), U.S. and foreign fixed income securities (including fixed income securities of any credit quality and having any maturity or duration), the investment returns of commodities and, from time to time, other alternative asset classes.

GMO Strategic Opportunities Allocation Fund

The first paragraph of the section “Principal investment strategies” on page 82 of the Prospectus dated June 30, 2009 is amended and restated as follows:

The Fund is a fund of funds and invests primarily in shares or holds assets of other GMO Funds, which may include the International Equity Funds, the U.S. Equity Funds, the Fixed Income Funds, Alpha Only Fund, Alternative Asset Opportunity Fund, Debt Opportunities Fund, Flexible Equities Fund, High Quality Short-Duration Bond Fund, Short-Duration Collateral Fund, Special Situations Fund, and World Opportunity Overlay Fund (collectively, the “underlying Funds”). In addition, the Fund may hold securities (particularly asset-backed securities) directly or through one or more subsidiaries or other entities. The Fund may have exposure to foreign and U.S. equity securities (including emerging country equities, both growth and value style equities, and equities of any market capitalization), U.S. and foreign fixed income securities (including fixed income securities of any credit quality and having any maturity or duration), the investment returns of commodities and, from time to time, other alternative asset classes.

GMO Benchmark-Free Allocation Fund

The first paragraph of the section “Principal investment strategies” on page 84 of the Prospectus dated June 30, 2009 is amended and restated as follows:

The Fund is a fund of funds and invests primarily in shares or holds assets of other GMO Funds, which may include the International Equity Funds, the U.S. Equity Funds, the Fixed Income Funds, Alpha Only Fund, Alternative Asset Opportunity Fund, Debt Opportunities Fund, Flexible Equities Fund, High Quality Short-Duration Bond Fund, Short-Duration Collateral Fund, Special Situations Fund, and World Opportunity Overlay Fund (collectively, the “underlying Funds”). In addition, the Fund may hold securities (particularly asset-backed securities) directly or through one or more subsidiaries or other entities. The Fund implements its strategy by allocating its assets among asset classes represented by the underlying Funds (e.g., foreign equity, U.S. equity, emerging country equity, emerging country debt, foreign fixed income, U.S. fixed income, and commodities). The Fund is not restricted in its exposure to any particular asset class, and at times may be substantially invested in underlying Funds that primarily invest in a single asset class (e.g., Fixed Income Funds). In addition, the Fund is not restricted in its exposure to any particular market. Although the Fund generally will have exposure to both emerging countries and developed countries, including the U.S., at times, it also may have substantial exposure to a particular country or type of country (e.g., emerging countries).

Redemptions of Shares

Effective October 1, 2009, due to improved liquidity in fixed income markets, all of the Fixed Income Funds ordinarily expect to pay redemption requests in cash rather than with portfolio securities.  As noted on page 106 of the Prospectus, a Fund may take up to seven days to remit redemption proceeds.

As with all GMO Funds, if GMO determines, in its sole discretion, that paying redemption proceeds wholly or partly in cash would be detrimental to the best interests of a Fund’s remaining shareholders, a Fund may pay the redemption proceeds in whole or in part with securities instead of cash.  In particular, if market conditions deteriorate and GMO believes a Fund’s redemption fee (if any) is not fair compensation for transaction costs, a Fund may limit cash redemptions (honoring redemptions with portfolio securities) in order to protect the interests of all Fund shareholders.

Redemption Fees

Fixed Income Funds

Effective September 14, 2009, the redemption fee applicable to each of the following Funds has been eliminated:

▪	GMO Core Plus Bond Fund
▪	GMO International Bond Fund
▪	GMO Currency Hedged International Bond Fund
▪	GMO Global Bond Fund
▪	GMO Short-Duration Investment Fund
▪	GMO Short-Duration Collateral Share Fund
▪	GMO Inflation Indexed Plus Bond Fund
▪	GMO World Opportunity Overlay Share Fund

As with all GMO Funds, the above Funds may impose a new redemption fee or modify an existing fee at any time.

In connection with these changes, the Funds’ Prospectus dated June 30, 2009 is modified as follows:

All references to redemption fees in the “Fees and expenses” section of the above Funds’ summaries are deleted.  In addition, in the “Example” section in each of the above Funds’ summaries, the expense examples under the heading “If you sell your shares” are deleted and the expense examples under the heading “If you do not sell your shares” are applicable whether or not you redeem your shares at the end of the stated periods.

Asset Allocation Funds

Except as noted below, effective September 14, 2009, the purchase premiums and redemption fees for certain Asset Allocation Funds have been changed as set forth in the table below, and references to the purchase premium and redemption fee for each Fund under the “Shareholder fees” caption in the “Fees and expenses” section of the Funds’ summaries are modified as follows:

	Purchase premium (as a percentage of amount invested)	Redemption fee (as a percentage of amount redeemed)
GMO U.S. Equity Allocation Fund	0.00%	0.00%
GMO International Opportunities Equity Allocation Fund	0.00%	0.00%
GMO Global Equity Allocation Fund	0.11%	0.11%
GMO World Opportunities Equity Allocation Fund	0.00%	0.00%
GMO Global Balanced Asset Allocation Fund	0.07%	0.07%*
GMO Strategic Opportunities Allocation Fund	0.00%	0.00%
GMO Benchmark-Free Allocation Fund	0.09%	0.09%*

* Effective December 14, 2009

In connection with these changes, the Funds’ Prospectus dated June 30, 2009 is further modified as follows:

In the “Example” section of the above Funds’ summaries, the expense examples under the headings “If you sell your shares” and “If you do not sell your shares” are deleted and replaced with the following:

GMO U.S. Equity Allocation Fund

	If you sell your shares				If you do not sell your shares
	1 Year**	3 Years	5 Years	10 Years	1 Year**	3 Years	5 Years	10 Years
Class III	$39	$148	$268	$617	$39	$148	$268	$617

** After reimbursement

GMO International Opportunities Equity Allocation Fund

	If you sell your shares				If you do not sell your shares
	1 Year*	3 Years	5 Years	10 Years	1 Year*	3 Years	5 Years	10 Years
Class III	$68	$230	$405	$912	$68	$230	$405	$912

* After reimbursement

GMO Global Equity Allocation Fund

	If you sell your shares				If you do not sell your shares
	1 Year*	3 Years	5 Years	10 Years	1 Year*	3 Years	5 Years	10 Years
Class III	$84	$235	$399	$877	$72	$222	$386	$860

* After reimbursement

GMO World Opportunities Equity Allocation Fund

	If you sell your shares				If you do not sell your shares
	1 Year*	3 Years	5 Years	10 Years	1 Year*	3 Years	5 Years	10 Years
Class III	$58	$193	$341	$769	$58	$193	$341	$769

* After reimbursement

GMO Global Balanced Asset Allocation Fund

	If you sell your shares				If you do not sell your shares
	1 Year**	3 Years	5 Years	10 Years	1 Year**	3 Years	5 Years	10 Years
Class III	$76	$233	$404	$900	$68	$225	$395	$890

** After reimbursement

GMO Strategic Opportunities Allocation Fund

	If you sell your shares				If you do not sell your shares
	1 Year**	3 Years	5 Years	10 Years	1 Year**	3 Years	5 Years	10 Years
Class III	$58	$204	$363	$825	$58	$204	$363	$825

** After reimbursement

GMO Benchmark-Free Allocation Fund

	If you sell your shares				If you do not sell your shares
	1 Year*	3 Years	5 Years	10 Years	1 Year*	3 Years	5 Years	10 Years
Class III	$93	$293	$510	$1,135	$83	$283	$499	$1,122

* After reimbursement

All Funds

Effective September 14, 2009, the section captioned “Purchase Premiums and Redemption Fees” on page 108 of the Prospectus dated June 30, 2009 is replaced in its entirety with the following:

Purchase premiums and redemption fees are paid to and retained by a Fund to help offset non-de minimis estimated portfolio transaction costs and other related costs (e.g., stamp duties and transfer fees) incurred by the Fund as a result of the purchase or redemption by allocating those estimated costs to the purchasing or redeeming shareholder. Each of the Asset Allocation Funds charges purchase premiums and redemption fees based on the weighted average of (i) the estimated transaction costs for directly held assets and (ii) the purchase premiums and/or redemption fees, if any, imposed by the underlying Funds in which it invests, provided that, if that weighted average is less than 0.05%, the Asset Allocation Fund generally will not charge a purchase premium or redemption fee.  A Fund may impose a new purchase premium and/or redemption fee or modify an existing fee at any time. The Funds listed below currently charge purchase premiums and/or redemption fees. Please refer to the “Shareholder Fees” table under the caption “Fees and expenses” for each Fund for details regarding the purchase premium and/or redemption fee charged by that Fund.

•	U.S. Small/Mid Cap Value Fund
•	U.S. Small/Mid Cap Growth Fund
•	Developed World Stock Fund
•	Foreign Small Companies Fund
•	International Small Companies Fund
•	Emerging Markets Fund
• Emerging Country Debt Fund
• All Asset Allocation Funds

Purchase premiums are not charged on reinvestments of distributions. Redemption fees apply to all shares of a Fund regardless of how the shares were acquired (e.g., by direct purchase or by reinvestment of dividends or other distributions).

Waiver of Purchase Premiums/Redemption Fees

If the Manager determines that any portion of a cash purchase or redemption, as applicable, is offset by a corresponding cash redemption or purchase occurring on the same day, it ordinarily will waive or reduce the purchase premium or redemption fee with respect to that portion. The Manager may consider known cash flows out of or into Funds when placing orders for the cash purchase or redemption of Fund shares by Asset Allocation Fund shareholders or other prospective or existing shareholders of the Funds for whom GMO provides asset allocation advice. Consequently, Asset Allocation Funds and those other shareholders for whom GMO provides asset allocation advice will tend to benefit from waivers of the Funds’ purchase premiums and redemption fees to a greater extent than other prospective and existing shareholders of the Funds. All or a portion of the purchase premiums and/or redemption fees for the Asset Allocation Funds may be waived at the Manager’s discretion when they are de minimis and/or the Manager deems it equitable to do so, including without limitation when the weighted average of (i) the estimated transaction costs for directly held assets and (ii) the purchase premiums and/or redemption fees, if any, imposed by the underlying funds are less than the purchase premium and/or redemption fee imposed by the Asset Allocation Fund. The Manager also may waive or reduce the purchase premium or redemption fee relating to a cash purchase or redemption of a Fund’s shares if the Fund will not incur transaction costs or will incur reduced transaction costs. The Manager will waive or reduce the purchase premium relating to the in-kind portion of a purchase of a Fund’s shares except to the extent of estimated or known transaction costs (e.g., stamp duties or transfer fees) incurred by the Fund in connection with the transfer of the purchasing shareholder’s securities to the Fund. In-kind redemptions are generally not subject to redemption fees except when they include a cash component. However, when a substantial portion of a Fund is being redeemed in-kind, the Fund may charge a redemption fee equal to known or estimated costs. Purchase premiums or redemption fees will not be waived for purchases and redemptions of Fund shares executed through brokers or agents, including, without limitation, intermediary platforms that are allowed pursuant to agreements with GMO Trust to transmit orders for purchases and redemptions to the Manager the day after those orders are received.